                                                                      Exhibit 15



             ACKNOWLEDGEMENT OF INDEPENDENT CHARTERED ACCOUNTANTS



To the Board of Directors and Shareholders of e.Digital Corporation and subsidiary

We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 333-83615, Form S-3 No. 333-46619, Form S-3, No. 33-81212, Form S-
3 No. 33-92032, Form S-3 No. 33-92978, Form S-3 No. 333-4880, Form S-3 No. 333-
62387, Form S-8 No. 333-76959, Form S-8 No. 333-76961, Form S-8 No. 333-13779,
Form S-8 No. 333-17959, Form S-8 No. 333 24405, Form S-8 No. 333-26561, Form S-8
No. 333-76959, Form S-8 No. 333-76961 and Form S 3 No. 333-49312) of e.Digital
Corporation of our report dated November 13, 2000 relating to the unaudited consolidated interim financial statements of e.Digital Corporation and subsidiary that are included in its Quarterly Report (Form 10-QSB) for the quarter ended September 30, 2000.


                                  /s/ ERNST & YOUNG LLP
                                      Chartered Accountants

Vancouver, Canada
November 13, 2000

                                       16